EXECUTION COPY

SEPARATION AND GENERAL RELEASE AGREEMENT

THIS SEPARATION AND GENERAL RELEASE AGREEMENT (the “Agreement”) is dated as of June 29, 2006 and made between Leslie Hudson (“Hudson”) and DOV Pharmaceutical, Inc. (“DOV” or “the Company”).

WHEREAS, Hudson has been employed by DOV as its Chief Executive Officer and President from July 28, 2005 to the present;

WHEREAS, Hudson and DOV have agreed that Hudson shall resign voluntarily from any and all positions he holds with DOV, including his position as Chief Executive Officer, effective June 29, 2006;

WHEREAS, Hudson and DOV have further agreed that Hudson shall resign voluntarily from the Board of Directors of DOV, effective June 29, 2006;

NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, the parties agree as follows:

1. Resignation of Employment. Hudson hereby resigns voluntarily from any and all positions he holds with DOV, including his current positions as Chief Executive Officer and President, such resignation to be effective June 29, 2006 (the “Resignation Date”).

2. Resignation from Board of Directors. Hudson hereby resigns voluntarily from the Board of Directors of DOV, such resignation to be effective June 29, 2006.

3. Resignation Letter. Simultaneously with the execution of this Agreement, Hudson shall deliver to the Board of Directors an executed resignation letter in the form attached hereto as Exhibit A.

4. Press Release. In connection with the resignation of Hudson’s employment with DOV, the Company will issue a press release in substantially the same form as that attached hereto as Exhibit B.

5. Separation Payments to Be Provided to Hudson. In consideration for the promises undertaken herein by Hudson, including the releases given by Hudson to DOV, DOV will provide the following separation payments to Hudson:

(a)
Lump Sum Separation Payment. On a date that is at least six months after the Resignation Date but before January 1, 2007, DOV shall make a lump sum payment to Hudson in the gross amount of Two Hundred Eighteen Thousand Eight Hundred Seventy Five Dollars ($218,875) (the “Lump Sum Separation Payment”). The Lump Sum Separation Payment represents payment of six months’ of Hudson’s base salary as of the Resignation Date. The Lump Sum Separation Payment shall be paid to Hudson less all deductions and withholdings required by law.

(b)
Salary Continuation Severance Payments. During the period from January 1, 2007 through June 30, 2008, DOV shall pay Hudson in equal bi-weekly installments consistent with DOV’s normal payroll practices amounts equal to Hudson’s most recent annualized base salary of Four Hundred Thirty-Seven Thousand Seven Hundred Fifty Dollars ($437,750), less all deductions and withholdings required by law (the “Salary Continuation Severance Payments”). The aggregate gross amount of the Salary Continuation Severance Payments to be paid to Hudson by DOV pursuant to this Paragraph 5(b) is Six Hundred Fifty-Six Thousand Six Hundred Twenty-Five Dollars ($656,625).

(c)
Payment of Attorneys’ Fees. Within thirty (30) business days of Hudson delivering a detailed invoice to Louis Januzzi, the Acting General Counsel of DOV, or his designee, DOV shall pay the actual attorneys’ fees and costs related to the negotiation of this Agreement by Hudson; provided, however, that the aggregate attorneys’ fees and related costs payable by DOV shall not exceed Fifteen Thousand Dollars ($15,000). The parties acknowledge that this amount is in addition to any amounts that would be due Hudson on a termination of employment without Cause and is being paid in connection with DOV’s request for a release.

6. Treatment of Equity Grants.

(a)
Restricted Stock. The parties acknowledge that upon commencement of Hudson’s employment, he was granted 100,000 shares of restricted stock of DOV (the “Hudson Restricted Stock”). Upon the Effective Date of this Agreement (as defined in Paragraph 13), any restrictions on the Hudson Restricted Stock that have not yet lapsed, shall be deemed to lapse and Hudson shall be fully vested in the Hudson Restricted Stock. By executing the Agreement, Hudson hereby elects to satisfy the minimum federal, state and local tax withholding obligations associated with the lapsing of the restrictions on the Hudson Restricted stock by authorizing DOV to transfer to DOV the requisite number of shares of the Hudson Restricted Stock such that the aggregate fair market value of such transferred shares will satisfy such minimum withholding amount due.

(b)
Stock Options. The parties acknowledge that upon commencement of Hudson’s employment with DOV, Hudson received a grant of options to purchase 225,000 shares of DOV’s common stock and that Hudson received in February 2006 an additional grant of options to purchase an additional 50,000 shares of DOV’s common stock (individually and collectively, the “Hudson Stock Options”). Effective on the Resignation Date, Hudson shall no longer have any interest in the Hudson Stock Options and such Options shall terminate.

7. Payment for Accrued but Unused Vacation. DOV shall pay Hudson for 94 hours of accrued but unused vacation. Such payment shall be made no later than July 15, 2006 and shall be net of all deductions and withholdings required by law.

8. Reimbursement of Business-Related Expenses. DOV shall reimburse Hudson for all business-related expenses that are covered by DOV's business expense reimbursement policy. Hudson agrees to submit all such expenses to DOV no later than July 15, 2006.

9. Company-Sponsored Group Health Coverage. Company reimbursement of Hudson and his eligible dependents group health plan coverage will cease as of June 30, 2006.

10. Gross-Up Payment. Section 3.04(b)-(f) of Executive’s employment agreement with DOV dated June 29, 2005 (the “Employment Agreement”) shall remain in full force and effect.

11. Directors and Officers Liability Insurance. Hudson shall be covered under DOV’s directors and officers liability insurance policies and shall be indemnified for acts performed through the Resignation Date in connection with his services as an officer and director of DOV to the greatest extent of any other officer or director of DOV who served during such period and shall retain all existing rights to indemnification and directors’ and officers’ liability insurance coverage for such period.

12. General Release by Hudson. In consideration of the representations and covenants undertaken by DOV in this Agreement, including without limitation the separation payments and benefits described in Paragraphs 5 and 6 of this Agreement, as well as for additional valuable consideration which Hudson hereby acknowledges, Hudson releases, discharges, and promises not to sue DOV and its parent, subsidiaries, affiliates, and related companies, and any and all of their current or former directors, officers, members, employees, attorneys, representatives, insurers, agents, successors, and assigns (individually and collectively the "DOV RELEASEES"), from and with respect to any and all claims, actions, suits, liabilities, debts, controversies, contracts, agreements, obligations, damages, judgments, causes of action, and contingencies whatsoever, including attorneys' fees and costs, in law or in equity, known or unknown, suspected or unsuspected, asserted or unasserted, which against the DOV RELEASEES, Hudson and his heirs, administrators, executors, successors, assigns, and attorneys ever had, now have, or hereafter can, shall, or may have for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of the world to the Effective Date of this Agreement. This includes, without limitation, (i) any claims for compensation, salary, bonus, incentive compensation, moving expenses, severance pay, pension, vacation pay, life insurance, disability benefits, health or medical insurance, or any other fringe benefit, (ii) any claims under any federal, state, or local law, regulation, or ordinance, including without limitation any claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act, the Fair Labor Standards Act, the Family Medical Leave Act, the New Jersey Law Against Discrimination, the New Jersey Family Leave Act or the New Jersey Conscientious Employee Protection Act and (iii) any claims under common law. The parties intend this release to be a general release of any and all claims to the fullest extent permissible by law. Notwithstanding anything to the contrary contained herein, this release shall not release DOV from its obligations under the Agreement.

13. Older Worker Benefit Protection Act Disclosure. Hudson recognizes that as part of his agreement to release any and all claims against the DOV RELEASEES, he is releasing claims for age discrimination under the Age Discrimination in Employment Act, although Hudson has never asserted such claims. Accordingly, he has a right to reflect upon this Agreement for a period of twenty-one (21) days before executing it, and he has an additional period of seven (7) days after executing this Agreement to revoke it under the terms of the Older Worker Benefit Protection Act. This Agreement shall be effective upon the expiration of the seven (7) day revocation period (the “Effective Date”). By his signature below, Hudson represents and warrants that he has been advised to consult with an attorney of his own choosing, that he has been given a reasonable amount of time to consider this Agreement, and that if he signs this Agreement prior to the expiration of the twenty-one (21) day review period, he is voluntarily and knowingly waiving his twenty-one (21) day review period.

14. New Jersey LAD, FLA and CEPA Statutes Waiver. Hudson recognizes that as part of his agreement to release any and all claims against the DOV RELEASEES, he is releasing claims under the New Jersey Law Against Discrimination, the New Jersey Family Leave Act, and the New Jersey Conscientious Employee Protection Act, although he has never asserted such claims. By his signature below, Hudson represents and warrants that he has been advised to consult with an attorney of his own choosing and that he has been given a reasonable amount of time to consider this Agreement and his release of claims pursuant to this Agreement.

15. General Release by DOV. In consideration of the representations and covenants undertaken by Hudson as set forth herein, DOV releases, discharges, and promises not to sue Hudson, and his heirs, administrators, executors, successors, assigns, and attorneys (individually and collectively the "HUDSON RELEASEES,") from and with respect to any and all claims, actions, suits, liabilities, debts, controversies, contracts, agreements, obligations, damages, judgments, causes of action, and contingencies whatsoever, including attorneys’ fees and costs, in law or in equity, known or unknown, suspected or unsuspected, asserted or unasserted, which against the HUDSON RELEASEES DOV ever had, now has, or hereafter can, shall, or may have for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of the world to the Effective Date of this Agreement. The parties intend this release to be a general release of any and all claims to the fullest extent permissible by law. Notwithstanding anything to the contrary contained herein, this release shall not release Hudson from his obligations under the Agreement.

16. Indemnification for Claims Filed by Hudson. If Hudson files a complaint, charge or lawsuit against any of the DOV RELEASEES regarding any of the claims released herein, Hudson shall pay any and all costs required in obtaining dismissal of such complaint, charge or lawsuit, including without limitation the attorneys' fees of any party against whom he has filed such a complaint, charge, or lawsuit. This Paragraph shall not apply, however, to a claim of age discrimination under the Age Discrimination in Employment Act.

17. Indemnification for Claims Filed by DOV. If DOV files a complaint, charge or lawsuit against Hudson regarding any of the claims released herein, DOV shall pay any and all costs required in obtaining dismissal of such complaint, charge or lawsuit, including without limitation Hudson’s attorneys’ fees.

18. Return of DOV’s Property. Hudson represents that no later than June 30, 2006 he shall return to DOV all property of DOV in his possession, custody or control; provided, however, that Hudson may retain his rolodex and electronic address books. DOV acknowledges that Hudson’s cell phone and cell phone number are his and will cooperate if any transfer of record is necessary.

19. Cooperation and Ongoing Assistance by Hudson. Hudson shall fully cooperate with and assist DOV and its management in any dispute or litigation in which DOV is or becomes involved relating to Hudson’s employment period with DOV (other than any dispute between DOV and Hudson). Such cooperation shall include providing information, submitting to depositions, providing testimony and general cooperation to assist DOV in advancing and defending its position with reference to any matter, provided that he shall not be required to testify other than truthfully, all cooperation shall be conducted in a manner with due regard to Hudson’s other commitments and Hudson’s expenses (including, if applicable, reasonable attorney’s fees) shall be reimbursed by DOV.

20. Confidential Information of DOV and Related Restrictive Covenants.

(a)
Confidentiality Hudson shall not, at any time use or, without the written consent of the Board of Directors of DOV, divulge to any person any trade secrets or other confidential information of DOV or any of its subsidiaries or affiliates, except to the extent that (i) such information becomes a matter of public record, or is published in a newspaper, magazine or other periodical available to the general public, in each case, through no violation of this Agreement by Hudson or (ii) such disclosure is required by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process, provided that Hudson shall immediately notify DOV in writing of the existence, terms and circumstances surrounding such a request so that it may seek an appropriate protective order.

(b)
Non-Interference. During the period from the Resignation Date through June 30, 2008 (the “Restricted Period”), Hudson (i) shall not publicly disparage any of the products, services or actions of DOV or any of DOV’s subsidiaries or affiliates; and (ii) shall not, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business organization, solicit, endeavor to entice away from DOV, or otherwise interfere with the relationship of DOV with any person or entity who is as of the Resignation Date, or was within the 12-month period prior thereto, a customer or client of DOV.

(c)
Non-Competition. During the Restricted Period, Hudson shall not engage in any activities, whether as employer, proprietor, partner, stockholder (other than as the holder of less than 5% of the stock of a corporation listed on a national securities exchange or in the National Association of Securities Dealers, Inc. Automated Quotation System), director, employee, consultant or otherwise, of any of the following three (3) companies: Cephalon Inc., Endo Pharmaceuticals, or Pain Therapeutics, Inc.

(d)	Article IV of the Employment Agreement shall be of no further force or effect.

21. Non-Disparagement. Through December 31, 2009, Hudson agrees that he will not intentionally make any statements injurious to DOV’s reputation or interest, including but not limited to publicly disparaging (or inducing or encouraging others to publicly disparage) DOV. Similarly, DOV agrees that neither it formally nor any of its officers or members of the Board of Directors of DOV will through December 31, 2009, intentionally make any statements injurious to Hudson’s reputation or interest, including but not limited to publicly disparaging (or inducing or encouraging others to publicly disparage) Hudson. The term “disparage” includes, without limitation, comments or statements to the press, other employees of DOV or any individual or entity with whom DOV or Hudson has a relationship or potential relationship that would adversely affect in any manner: (i) the conduct of DOV’s business; or (ii) the reputation of DOV or any of DOV’s then directors or officers; or (iii) the reputation of Hudson, provided the foregoing shall not be violated by truthful testimony, legal action (and statements therein) to enforce this Agreement or normal competitive type statements.

22. No Admission. The parties expressly deny any liability, or violation of any agreement with the other party or of state, federal, or local laws, regulations or ordinances. Accordingly, while this Agreement resolves all issues between the parties relating to any liability or violation of any such agreement or state, federal, or local laws, regulations or ordinances, this Agreement does not constitute an adjudication or finding on the merits and is not, and shall not be construed as, an/ admission by the parties of liability or any violation of such agreement or of any state, federal, or local laws, regulations or ordinances. Moreover, neither this Agreement nor anything in this Agreement shall be construed to be or shall be admissible in any proceeding as evidence of or an admission by the parties of any liability or violation of such agreement or of any state, federal, or local laws, regulations or ordinances.

23. Modification. This Agreement may be modified or amended only by a written instrument duly signed by each of the parties hereto or their respective successors or assigns.

24. Controlling Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New Jersey, without regard to principles of conflict of laws.

25. Entire Agreement. This Agreement constitutes and contains the complete understanding of Hudson and DOV with respect to the subject matter addressed in this Agreement, and supersedes and replaces all prior negotiations and all agreements, whether written or oral, concerning the subject matter of this Agreement. This is an integrated document.

26. Severability. If any provision of this Agreement is held invalid, such invalidation shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provision or application, and to this end the provisions of this Agreement are declared to be severable.

27. Counterpart and Facsimile Signatures. The parties agree that facsimile signatures of this Agreement shall be treated the same as an original signature and further agree that the Agreement may be executed in counterparts.

28. Successors and Assigns. The terms of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties.

29. Knowing and Voluntary Waiver. By their signatures below, Hudson and DOV represent that each understand all of the terms of this Agreement, agree to all of the terms of this Agreement, including without limitation the releases in Paragraphs 12 through 15 of this Agreement, and have signed this Agreement voluntarily with full understanding of its legal consequences.

[The remainder of this page has been left blank intentionally.]

IN WITNESS WHEREOF, the parties to this Agreement, intending to be legally bound, have caused this Agreement to be executed as of the date first written above.

/s/ Leslie Hudson Leslie Hudson	DOV PHARMACEUTICAL, INC. By: /s/ Arnold S. Lippa Arnold S. Lippa Its: Chairman, Board of Directors

EXHIBIT A
Leslie Hudson

June 29, 2006

Arnold Lippa
Chairman of the Board
DOV Pharmaceutical, Inc.
150 Pierce Street
Somerset, New Jersey 08873

Re: Resignation of Employment

Dear Arnold:

This letter shall confirm my resignation as the Chief Executive Officer and President of DOV Pharmaceutical, Inc. as well as my resignation as a member of the Board of Directors of DOV and from any fiduciary position with any benefit plan of DOV, all effective as of June 29, 2006.

Sincerely, Leslie Hudson

EXHIBIT B

Press Release

DRAFT: FOR INTERNAL REVIEW ONLY v5 06.29.06

Contact:
DOV Pharmaceutical, Inc.
(732) 907-3600
Keri P. Mattox
Director, Investor Relations and Corporate Communications

DOV Pharmaceutical, Inc. Announces Reorganization of Senior Management

SOMERSET, NJ, June XX, 2006 - DOV Pharmaceutical, Inc. (NASDAQ: DOVP) announced today that, effective immediately, the Company has reorganized its senior management team to maximize the value of DOV’s existing pipeline and explore and pursue the Company’s most attractive financing opportunities. As such, Dr. Leslie Hudson has resigned from his position as Chief Executive Officer and President and as a member of the Board of Directors. Reflecting their increased responsibilities in the Company’s management, current CFO Barbara Duncan has taken on the role of President, CFO and Member of the DOV Board of Directors and current CSO Dr. Phil Skolnick has been named Executive Vice President and CSO.

Current DOV Chairman Dr. Arnold Lippa is now Executive Chairman of the Board of Directors and Dr. Warren Stern and Scott Myers are Senior Vice President of Drug Development and Senior Vice President of Commercialization and Strategic Marketing, respectively.

“On behalf of the full Board of Directors, I would like to thank Dr. Hudson for his service to DOV,” said Dr. Arnold Lippa, Executive Chairman of the Board of Directors. “We arrived at these decisions and this new management structure in a collaborative way and with the best interests of our investors, employees and partners in mind. I also would like to thank Ms. Duncan and Dr. Skolnick for accepting these greater roles and responsibilities. We have great confidence in this management team and look forward to working with them more closely.”

Ms. Duncan joined DOV in August 2001 and has served as our Senior Vice President, Finance and Chief Financial Officer and Treasurer. Prior to joining DOV, Ms. Duncan served as a Vice President of Lehman Brothers Inc. and an Associate and Director at SBC Warburg Dillon Read, Inc. She also worked for PepsiCo, Inc. in its international audit division, and was a Certified Public Accountant in the audit division of Deloitte & Touche. Ms. Duncan received her B.S. from Louisiana State University and her M.B.A. from the Wharton School, University of Pennsylvania.

Dr. Skolnick joined DOV in January 2001 and has served as our Senior Vice President, Research and Chief Scientific Officer. Prior to joining DOV, Dr. Skolnick served as a Lilly research fellow (Neuroscience) at Eli Lilly & Company and as Senior Investigator and Chief, Laboratory of Neuroscience, at the National Institutes of Health. Dr. Skolnick also has served as a Research Professor of Psychiatry at the Uniformed Services University of the Health Sciences. He is currently an Adjunct Professor of Anesthesiology at The Johns Hopkins University, an Adjunct Professor of Pharmacology and Toxicology at Indiana University School of Medicine and Research Professor of Psychiatry at New York University School of Medicine. Dr. Skolnick received a B.S. summa cum laude from Long Island University in 1968 and his Ph.D. from The George Washington University in 1972. He was awarded the D.Sc. honoris causa from Long Island University in 1993 and the University of Wisconsin-Milwaukee in 1995.

A conference call will be held at TIME EDT on DATE to discuss the reorganization of the senior management team. Information is as follows: Live Participant Dial In (Toll Free): 877-407-8031, Live Participant Dial In (International): 201-689-8031. The call will be Web cast and the link will be available on the DOV Web site, www.dovpharm.com. A replay will be available for 90 days.

About DOV
DOV is a biopharmaceutical company focused on the discovery, acquisition, development and commercialization of novel drug candidates for central nervous system disorders. The Company’s product candidates address some of the largest pharmaceutical markets in the world including insomnia, pain and depression.

Cautionary Note
Statements in this press release that are not historical facts constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act, each as amended, including statements regarding our expectations with respect to the progress of and level of expenses for our clinical trial programs. You can also identify forward-looking statements by the following words: may, will, should, expect, intend, plan, anticipate, believe, estimate, predict, potential, continue or the negative of these terms or other comparable terminology. We caution you that forward-looking statements are inherently uncertain and are simply point-in-time estimates based on a combination of facts and factors currently known by us about which we cannot be certain or even relatively confident. Actual results or events will surely differ and may differ materially from our forward-looking statements as a result of many factors, some of which we may not be able to predict or may not be within our control. Such factors may also materially adversely affect our ability to achieve our objectives and to successfully develop and commercialize our product candidates, including our ability to:

•	demonstrate the safety and efficacy of product candidates at each stage of development;
•
develop and execute Phase II and III clinical programs for bicifadine, our novel analgesic, revised as necessary to take into account the drug’s recent failure to achieve statistically significant effect relative to placebo;

•	meet our development schedule for our product candidates, including with respect to clinical trial initiation, enrollment and completion;
•	meet applicable regulatory standards and receive required regulatory approvals on our anticipated time schedule or at all;
•	meet or require our partners to meet obligations and achieve milestones under our license and other agreements;
•	successfully execute the development plan under and otherwise achieve the results contemplated by the 2005 amendment to our license agreement with Merck;
•	obtain and maintain collaborations as required with pharmaceutical partners;
•	obtain substantial additional funds;
•	obtain and maintain all necessary patents, licenses and other intellectual property rights; and
•	produce drug candidates in commercial quantities at reasonable costs and compete successfully against other products and companies.

You should also refer to the risks discussed in our other filings with the Securities and Exchange Commission including those contained in our annual report on Form 10-K filed on March 15, 2006 and our quarterly report on Form 10-Q to be filed on May 9, 2006.  We qualify all our forward-looking statements by these cautionary statements.  Readers should not place undue reliance on our forward-looking statements.  We do not undertake any obligation and do not intend to update any forward-looking statement.